Exhibit 99.1

ABM Industries Announces Definitive

Agreement to Acquire Able Services

—Strategic Acquisition Adds $1.1 Billion in Engineering and Janitorial Services Revenues—

—Increases ABM’s Engineering and Technical Services Revenues to ≈ $2 Billion, Expanding Sustainability & Energy-Efficiency Offerings—

— Strengthens Janitorial Services Business and Provides Opportunities to Expand EnhancedClean™ Across Broader Footprint—

—Operating Synergies of Approximately $30 Million to $40 Million Identified—

—Transaction Expected to be Accretive to Adjusted Earnings Per Share Immediately After Closing—

—Conference call to be held today at 6:15 PM ET—

New York, August 25, 2021 (GLOBE NEWSWIRE) – ABM (NYSE: ABM), a leading provider of facility solutions, announced today that it has reached a definitive agreement to acquire Able Services, a leading facilities services company headquartered in San Francisco, in a cash transaction valued at $830 million. The transaction is expected to close by the end of September, subject to approval under the Hart-Scott-Rodino Antitrust Act and other closing conditions.

Founded in 1926, Able is the largest family-owned provider of building maintenance, engineering and facility operations in the United States, with revenues of $1.1 billion and adjusted EBITDA of $65 million, normalized for COVID-19-related impacts. Engineering services represents approximately 60% of their total revenues, with janitorial services accounting for approximately 40%. Able’s 80% unionized workforce provides facility services to over one billion square feet of real estate, strengthening ABM’s national presence. ABM expects the transaction to be accretive to adjusted earnings per share immediately after closing.

The acquisition will also bolster ABM’s engineering and technical services, which are expected to generate almost $2 billion of combined annualized revenue and expand ABM’s sustainability and energy efficiency offerings amid growing demand for environmentally responsible solutions.

Scott Salmirs, President and Chief Executive Officer of ABM, noted, “This acquisition is fully aligned with the strategic plan we have developed to accelerate our revenue growth and margin expansion in the coming years. Able represents an excellent strategic and cultural fit for us, adding to our scale in engineering and janitorial services, which represent priority growth areas for ABM over the next five years. Additionally, Able’s commitment to delivering outstanding service to its clients while engaging with its team members fits well with ABM’s culture and values. Together, we will build upon our respective strengths and shared values as we provide a broader array of services to an expanded client roster.”

Salmirs continued, “Able’s strong engineering capabilities will assist us in achieving our strategic growth objectives as we build upon our offerings to include integrated facilities services and multi-service bundles to our core clients. At the same time, Able’s substantial janitorial services business in key geographies and long-standing relationships with large corporate clients are perfectly aligned with our broader portfolio. We will gain over $400 million in janitorial services revenue at a time when safety and health are of primary importance to commercial clients. Through our EnhancedClean™ offering, ABM has become a leader in virus protection services, and we believe that our combined janitorial business will be well-positioned to meet continued demand for these services in a post-pandemic environment. We greatly admire Able’s heritage, excellent reputation, and highly talented team members. Importantly, we both are mission driven organizations, and our collective purpose has never meant more, while the value and demand for what we do continues to increase.”

Paul Saccone, Chief Executive Officer of Able, said, “This combination provides us with an excellent opportunity to continue to grow our business, supported by the resources of ABM. We both have long histories of serving clients and building a collegial culture that prioritizes being a trusted provider to some of the largest companies in the world, delivering customized services and creating leadership paths for our employees. We look forward to working together to continue to provide clients with high quality services and support.”

ABM expects to achieve approximately $30 million to $40 million in cost synergies, the majority of which are expected be realized within the first year following completion of the transaction.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to ABM. Jones Day is its legal advisor.

Stifel and Morrison & Foerster are serving as Able’s financial and legal advisors, respectively.

Conference Call Information

ABM will host a conference call today at 6:15 PM Eastern time to discuss this transaction. The live conference call can be accessed via audio webcast at the “Investors” section of the Company's website, located at www.abm.com, or by dialing (877) 407-4018 approximately 15 minutes prior to the scheduled time. A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through September 8, 2021 and can be accessed by dialing (844) 512-2921 and then entering ID #13722637. An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.0 billion and more than 100,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements addressing the plan of ABM Industries Incorporated (together with its subsidiaries, collectively referred to as “ABM,” “we,” “us” or “our”) to acquire Able Services (together with its subsidiaries, collectively referred to as “Able”). In this context, we make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict.

For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: our ability to successfully complete the proposed acquisition of Able, including satisfying closing conditions; any delay in closing the proposed acquisition of Able; the occurrence of any event that could give rise to termination of the purchase agreement governing the acquisition of Able; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption to ABM and Able and their respective management as a result of the proposed acquisition; the effect of the announcement of the proposed acquisition on Able’s ability to retain and hire key personnel and maintain relationships with clients, suppliers and other third parties; our ability to successfully integrate Able if the proposed acquisition is completed, including whether and to what extent the proposed acquisition will be accretive within the expected timeframe; the impact of the COVID-19 pandemic, which has (i) had and is expected to continue to have a negative effect on the global economy and the United States economy, (ii) disrupted and is expected to continue to disrupt our operations and our clients’ operations, and (iii) adversely affected and may continue to adversely affect our business, results of operations, cash flows and financial condition; our ability to gain profitable business despite competitive market pressures; our ability to attract and retain qualified personnel and senior management and to manage labor costs; our ability to preserve long-term client relationships; changes to our businesses, operating structure, financial reporting structure or personnel relating to the implementation of strategic transformations, enhanced business processes and technology initiatives may not have the desired effects on our financial condition and results of operations; our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; we manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates to our ultimate insurance loss reserves could result in material charges against our earnings; changes in general economic conditions, such as changes in energy prices, government regulations or consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; future increases in the level of our borrowings or in interest rates could affect our results of operations; our business may be negatively impacted by adverse weather conditions and catastrophic events, disasters and terrorist attacks could disrupt our services.

For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Information

The Company has presented, in this press release, an estimate for Able’s adjusted EBITDA contribution. Adjusted EBITDA is a non-GAAP financial measure which represents earnings before interest, taxes, depreciation, amortization and other adjustments. Able uses adjusted EBITDA as a measurement of financial results and as an indication of the relative strength of operating performance. The Company's estimate of Able’s adjusted EBITDA is based only on projected financial information available as of the date hereof. This non-GAAP financial measure is not intended to replace the presentation of financial results in accordance with U.S. GAAP. This non-GAAP financial measure may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and reflect other adjustments. Reconciliations of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of information concerning amounts of certain items excluded from adjusted EBITDA, such as amortization and taxes and items impacting comparability, which are not determinable on a forward-looking basis at this time.

Contact:

Investor Relations:

David Gold

(212) 750-5800

ir@abm.com

Media:

Nadeen Ayala

communication@abm.com